 INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 31 to Registration Statement No. 33-02769 of Oppenheimer Limited-Term Government Fund on Form N-1A of our report dated October 19, 2001, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings “Independent Auditors” in the Statement of Additional Information and “Financial Highlights” in the Prospectus, which is also part of such Registration Statement.

Deloitte & Touche

 /s/ Deloitte & Touche

 Denver, Colorado
 January 24, 2002